Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute JEFFREY A. CRAIG, CARL D. ANDERSON II AND APRIL MILLER BOISE, and each of them singly, my true and lawful attorney, with full power to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date

/s/ Jeffrey A. Craig Jeffrey A. Craig	Chief Executive Officer and President (principal executive officer) and Director	November 7, 2019

/s/ Carl D. Anderson II Carl D. Anderson II	Senior Vice President and Chief Financial Officer (principal financial officer)	November 7, 2019

/s/ Paul Bialy Paul Bialy	Vice President and Chief Accounting Officer (principal accounting officer)	November 7, 2019

/s/ Jan A. Bertsch Jan A. Bertsch	Director	November 7, 2019

/s/ Rodger L. Boehm Rodger L. Boehm	Director	November 7, 2019

/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 7, 2019

/s/ Ivor J. Evans Ivor J. Evans	Director	November 7, 2019

/s/ William J. Lyons William J. Lyons	Director	November 7, 2019

/s/ William R. Newlin William R. Newlin	Chairman of the Board	November 7, 2019

/s/ Thomas L. Pajonas Thomas L. Pajonas	Director	November 7, 2019

/s/ Lloyd G. Trotter Lloyd G. Trotter	Director	November 7, 2019